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                               BANK SERVICE AGREEMENT


Agreement ("Agreement") made this, the 21st day of April, 1997, between R H Investment Corporation, Inc. (hereinafter referred to as "RHI") and Mercantile National Bank (hereinafter referred to as "Bank").


                                W I T N E S S E T H:


     WHEREAS, the Bank desires to make a broad array of securities and investment services available to its Customers (hereinafter referred to as "Customers"); and

     WHEREAS, RHI desires to provide the Bank's Customers with such securities and investment services.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree as follows:

1. The Bank and RHI each agree that they will share with the other such information regarding the Customer, as may be reasonably necessary to carry out the intent of this Agreement.

2. SERVICES TO BE PERFORMED BY RHI - RHI may accept, establish, and maintain securities and other investment accounts for Customers of the Bank in conformity with its policies, as may be changed from time to time by RHI, and in accordance with all applicable rules, regulations, laws, and procedures, including those pursuant to the Securities Exchange Act of 1934, and the National Association of Securities Dealers, Inc., and such other regulatory authorities as to which RHI may be subject.

     a.) RHI will cause to be prepared, printed, and mailed; monthly statements and confirmations to the accounts, as shown on the books and records of RHI.

     b.) RHI will comply with any, and all, prospectus delivery requirements relating to options or other securities.

     c.) RHI will maintain books and records of all transactions executed through it, in accordance with any applicable rules, regulations or laws, in conformity with industry standards.

     d.) RHI will provide any required information pursuant to federal, state or local tax laws, rules, or regulations, as may be in effect from time to time, and shall be responsible for causing the withholding of dividend payments as may be required, pursuant to federal law.

     e.) RHI will comply with Bank policy pertaining to the Investment Services Division and all applicable bank regulatory guidelines for retail non deposit investment sales.

     f.) RHI will provide the Bank with all necessary material and forms required for its Customers to open and maintain securities and other investment accounts with RHI, and RHI shall be responsible for the compliance of such items with all applicable laws, rules or regulations.

     f.) RHI will designate, which designation may be changed form time to time by RHI, an individual to whom the Bank may address inquiries about the implementation and

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          maintenance of this agreement, and such accounts as shall be opened pursuant hereto.

     g.) RHI reserves the right, at its sole discretion, to accept or reject any accounts for any Customer of the Bank, any order from any such Customer of the Bank, whether said Customer has an existing account with RHI or not, and to terminate any account previously accepted by RHI for such Customer. RHI agrees that it will not act unreasonably in exercising such discretion.

     h.) ORDERS - RHI shall be responsible for screening orders prior to execution, acceptance or rejection of such orders, errors in execution and settlement of Customer contracts;

     i.) RESTRICTED SECURITIES - RHI shall be responsible for its own compliance with, and the obtaining of, information on any sale of restricted/control stock.

3. SERVICES TO BE PROVIDED BY THE BANK - The bank will use its best efforts, with its Customers, to promote, develop, and maintain accounts with RHI. The Bank will render all reasonable assistance to its Customers, as shall be necessary in order to open accounts on their behalf with RHI.

     a.) The Bank shall make available to its Customers appropriate new account forms and such documentation as shall be necessary to open and maintain accounts with RHI. The Bank will render all reasonable assistance to its Customers as shall be necessary in order to open accounts on their behalf with RHI.

     b.) The Bank will perform only such clerical and ministerial functions as shall be necessary to open and operate accounts on behalf of its Customers, unless those Bank employees, performing more than clerical or ministerial functions, are duly qualified and registered with RHI as registered representatives, pursuant to the appropriate regulatory requirements.

     c.) Bank agrees that no employee of the bank shall receive commission related compensation for any brokerage activities unless such employee is duly licensed and registered with RHI.

     d.) The Bank shall clearly identify RHI as the entity performing all such brokerage services, and will further advise its Customers that such services are being provided by RHI on a fully disclosed basis.

4. REPRESENTATIONS AND WARRANTIES OF RHI - RHI represents and warrants as follows:

     a.) RHI is a member, in good standing, of the National Association of Securities Dealers, Inc.

     b.) RHI is and, during the term of this Agreement, will remain duly licensed and in good standing as a broker/dealer under applicable federal and state laws and regulations.

     c.) RHI has the requisite authority, in conformity with all applicable laws and regulations, to enter into and perform the services contemplated by this Agreement.

     d.) RHI is in compliance with and, during the term of this Agreement, will remain in compliance with the capital and financial reporting requirements of each national securities exchange or association of which it is a member, the Securities and Exchange Commission, and in each state in which it is licensed.

     e.) RHI will keep confidential any information not otherwise generally available to the public, which it may acquire as a result of this Agreement regarding the business and affairs of the Bank. RHI will treat the names of account holders and Customers as confidential, and shall not provide such names to third parties, other than its corporate affiliates, as shall be

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          reasonably necessary to implement this Agreement, except as authorized in writing, by the Bank, or the Customer, or as required by applicable statutes, rules or regulations. The provisions of this paragraph shall survive the termination of this Agreement.

     f.) RHI has full legal right, power and authority to enter into and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by RHI and constitutes a legal, valid and binding Agreement of RHI.

     g.) RHI is authorized to contact the customer directly to service the accounts and activities contemplated by this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF BANK - Bank represents and warrants as follows:

     a.) The Bank has full legal right, power, and authority to enter into and perform this Agreement, and that this Agreement has been duly authorized, executed, and delivered by the Bank, and constitutes a legal, valid and binding obligation of the Bank. The Bank has all of the requisite authority and conformity, with applicable law and regulations, to enter into this Agreement.

     b.) The Bank is entering into this Agreement pursuant to an exemption from registration as a broker/dealer, as provided by Rule 3b-9, promulgated pursuant to the Securities Exchange Act of 1934, as amended. It will continue to qualify for such exemption, or it will be duly registered as a broker/dealer throughout the term of this Agreement.

     c.) The Bank is, and will remain, in compliance with all applicable laws, rules and regulations that may apply to it from time to time by any state blue sky law, banking laws, or other applicable requirements of regulatory bodies or agencies having jurisdiction.

     d.) The Bank shall not permit any activity on its behalf, or by its employees, insofar as such acts may relate to this Agreement, which is not in compliance with all applicable laws, rules, and regulations of federal, state and local law.

     e.) The Bank shall keep confidential any information not otherwise generally available to the public, which it may acquire as a result of this Agreement regarding the business affairs of RHI, which requirement shall survive the termination of this Agreement.

6. DESIGNATION OF ACCOUNTS - RHI shall maintain, on its books and records, a notation of each account opened with a Customer of the Bank. Not less than annually, RHI will forward to the Bank, a list of all such accounts which have been opened with Customers of the Bank, and the Bank, within thirty days of receipt of such list, shall verify to RHI the accuracy of such list. The purpose of the preparation and verification of this list is for the Bank to be able to verify that it is being paid the fees to which it is entitled, pursuant to this Agreement, and for RHI to verify that the persons or entities with whom it is dealing are, in fact, Customers of the Bank.

7.   SUPERVISORY RESPONSIBILITY

     a.) EMPLOYEES - The Bank shall have the sole and exclusive responsibility for supervising activities of its employees involved in carrying out the functions encompassed in this Agreement. RHI shall have the sole and exclusive responsibility for supervising the activities of its employees involved in the activities encompassed by this Agreement. In the event that there are employees who are dually employed by the Bank and RHI, the Bank shall have supervisory responsibility for the employees' bank related activities and RHI shall have supervisory responsibility for the employees' securities related activities.

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     b.)  CUSTOMERS - RHI shall have sole responsibility for complying with the requirements of knowing Customers with whom it is dealing, knowing their investment objectives and rendering investment advice to such Customers, to the extent that such investment advice may be given.

8. INDEMNIFICATION - RHI shall indemnify and hold Bank harmless against any losses, claims, damages, liabilities or expenses (which shall include, but not be limited to, all costs of defense and investigation, and all reasonable attorney's fees), to which the bank may be subject, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any of the following:

     a.) The gross negligence or willful misconduct of RHI or its employees to perform any of its obligations under this agreement or any act or omission in connection herewith..

     b.) The failure of RHI to perform its obligations under this Agreement, including the provisions of the Independent Registered Representative Agreement for each bank employee registered with RHI;

     c.) The loss of securities or cash after receipt by RHI, prior to receipt of securities or cash by the Bank from RHI;

     d.) The operation of margin accounts in a manner not in conformity with applicable laws, provided that such lack of conformity is not the result of the failure by the Bank to follow instructions of RHI, as provided herein;

     e.) Failure of RHI to remain a duly licensed broker/dealer in good standing under applicable law;

     f.) Failure of the forms and materials, provided by RHI in connection to the services contemplated hereunder, to comply with any applicable securities laws, regulations and rules;

     g.) Failure of any marketing materials, which RHI approves, to comply with any applicable securities laws, regulations and rules;

     h.) Failure of RHI to comply with Bank policy pertaining to the Investment Services Division and all applicable bank regulatory guidelines for retail non deposit investment sales.

9. The Bank shall indemnify and hold RHI harmless against any losses, claims, damages, liabilities or expenses (which shall include, but not be limited to, all costs of defense and investigation, and all attorney's fees) to which RHI may become subject, insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any of the following:

     a.) The gross negligence or willful misconduct of the Bank or its employees to perform any of its obligations under this agreement or any act or omission in connection herewith.

     b.) Failure of the Bank and/or its employee/representative to satisfactorily perform its obligations under this Agreement and the Independent Registered Representative Agreement;

     The parties agree that upon receipt of any claim or notice of any action prompt written notice of such claim or action shall be communicated to all parties to this Agreement. Upon assumption by any party of the defense of a claim or action by counsel reasonable acceptable to the indemnified party within the scope of its indemnity, such party shall not thereafter be responsible for legal, accounting or paralegal expenses of the indemnified party. Any indemnified party may at its own expense retain

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     counsel and the indemnifying party and its counsel shall reasonably keep informed any such additional counsel selected by an indemnified party.

10.  FEES AND COMMISSIONS;

     a.) RHI will distribute fifty percent (50%) of "net commissions" to the Bank received by it on all transactions of RHI at a Bank branch in connection with existing and future customers through the Bank. Such fees shall be paid on a monthly basis and shall include fees and commissions generated by transactions in branch office customer accounts payable to and received by RHI. RHI shall exercise reasonable and diligent efforts to collect all fees and commissions due it in connection with such transactions. "NET COMMISSIONS" for purposes of this agreement is defined to include commissions and fees net of all clearing and brokerage charges set forth in "10c" below and any direct cost mutually agreed upon by the Bank and RHI.

     b.) Employees of the Bank will receive discounts on all personal securities trades in their accounts.

     c.) The following schedule sets for the total commission and brokerage charges for securities transactions executed through RHI. This schedule is subject to change upon written notice by RHI to the Bank or pursuant mutual agreement by the parties hereto.


               Order                                   Variable Charges
               -----                                   ----------------
     Listed:        $25.00          + $0.20/share (Market orders 1-4, 999 shares)
     Stocks                         + $0.30/share (Limit orders 1-4, 999 shares) or
                                    + $0.25/share (Market or Limit 5,000 shares and over)
     Bonds          $50.00

     OTC Principal:
     Stocks         $35.00          + $0.25/share (Market or Limit orders on shares under $5,000)
                                    + $0.150/share (5,000 and over)
     GNMA           $50.00
     Muni           $50.00
     Corporate      $50.00
     Treasury       $50.00

     Syndicate      $50.00

     Mutual Funds:
     Load           $50.00
     No-Load        $50.00
     Exchange Fee   $50.00

11. TERM, TERMINATION, EVENT OF DEFAULT - This Agreement shall continue for an initial term of two (2) years form the date first executed and may be canceled by either party upon ninety (90) days written notice of termination to the other party. Notwithstanding the foregoing, the Bank may terminate this Agreement effective immediately, if the Bank's decision is a result of an order by a court or regulator, or is made as a result of litigation, challenging the offering of this service in which the Bank is a party defendant.

     During the term of this Agreement, the Bank will not offer or promote the services contemplated by

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     the Agreement through or by any broker or similar provider other than RHI.

     In the event of termination of this Agreement, RHI agrees to release to the Bank, at the Bank's request, all information the Bank may reasonably require to continue servicing such Customers. RHI may notify and service the Bank's Customers, if the Bank terminates the service contemplated by this Agreement, and the Bank does not, within ninety (90) days thereafter, provide or arrange for similar services to be provided to its Customers.

     Customers may terminate their accounts at any time.

     In the event of a challenge by a regulatory body, individual, or other entity relating to the legality of the performance, by either party, of its obligations under the provisions of the Agreement, which challenge may impact the ability to make payments to the Bank hereunder, then the amounts which would have been paid to the Bank hereunder shall be held in escrow by RHI, pending resolution of such challenge. If the making of such challenge is terminated by a settlement agreement, which does not preclude or limit the making of such payments, such escrow funds will be paid over to the Bank, with interest; the escrow funds are to be invested in an account at any federally insured national bank. If the making of such payment is ultimately determined to be impermissible, or is precluded or limited pursuant to a settlement agreement relating to such challenge, such amounts shall be retained by RHI; and the parties hereto shall discuss the disposition of such amounts, consistent with the original intent of this Agreement, and the determination of impermissibility of settlement.

12. MISCELLANEOUS - Neither the Bank nor RHI shall hold itself out as an agent of the other, or any of the subsidiaries, or the companies controlled directly or indirectly by, or affiliated with, the other.

     Neither the Bank nor RHI shall, without having obtained prior approval of the other, (which approval shall not be unreasonably withheld), distribute solicitation material, place or agree to place any advertisement in any manner that makes reference to the other and/or any of the services embodied in this Agreement.

     This Agreement shall inure to the benefit of, and be binding upon, the successors and assignees of the parties hereto. This Agreement may not be assigned by any party without the prior written consent of the other parties. Neither this Agreement, nor activity hereunder, is intended to be and shall not be treated as, a general or limited partnership, association or joint venture.

     Neither party hereto shall use any service mark, trade name, or trademark of the other party without the prior written consent of the other, which consent shall not be unreasonably withheld.

     Each party shall have the exclusive right to any such name or mark developed by it in connection with services performed by it under this Agreement.

For the purposes of any and all notices, consents, directions, approvals, requests or other communications required or permitted to be delivered hereunder:

If to RHI, as follows:                  R H Investment Corporation, Inc.
                                        Attn:  A. L. "Bud" Byrnes, III
                                        15760 Ventura Blvd., Suite 2040
                                        Encino, CA 91436

If to Bank, as follows:                 Mercantile National Bank
                                        1840 Century Park East
                                        Los Angeles, CA 90067

This Agreement shall be construed in accordance with the laws of the State of California.

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Any disputes under this Agreement, including interpretation of its terms and conditions, and any rights and obligations of the parties hereunder shall be arbitrated in accordance with the Rules of the N.A.S.D. with such arbitration to occur in Los Angeles, California.

All obligations of the parties herein with respect to matters through the date of termination of this Agreement shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as delivered as of the day and year first above written.



R H INVESTMENT CORPORATION, INC.        MERCANTILE NATIONAL BANK

By   /s/  A.L. "BUD" BYRNES, III        By   /s/  JOSEPH W. KILEY III
   --------------------------------        ------------------------------------
          A.L. "Bud" Byrnes, III                  Joseph W. Kiley III
          Chief Executive Officer                 Executive Vice President & CFO